                                                                    EXHIBIT 21.1

AMBAR DRILLING FLUIDS LP, LLLP - DELAWARE
INTERNATIONAL PETROLEUM SERVICE COMPANY - PENNSYLVANIA
LONE STAR MUD LP, LLLP - DELAWARE
NORTON DRILLING SERVICES, INC. - DELAWARE
NORTON DRILLING COMPANY MEXICO, INC. - DELAWARE
NORTON DRILLING, L.P. - DELAWARE
NORTON GP, L.L.C. - DELAWARE
PATTERSON PETROLEUM TRADING COMPANY LP, LLLP - DELAWARE
PATTERSON (GP2) LLC - DELAWARE
PATTERSON PETROLEUM LP, LLLP - DELAWARE
PATTERSON (GP) LLC - DELAWARE
PATTERSON (LP) LLC - DELAWARE
PATTERSON-UTI DRILLING COMPANY LP, LLLP - DELAWARE
PATTERSON-UTI DRILLING COMPANY WEST LP, LLLP - DELAWARE
PATTERSON-UTI DRILLING COMPANY SOUTH LP, LLLP - DELAWARE
SUITS DRILLING COMPANY - OKLAHOMA
UNIVERSAL WELL SERVICES, INC. - DELAWARE
UTI MANAGEMENT SERVICES, L.P. - TEXAS
UTI DRILLING CANADA, INC. - DELAWARE
UTI DRILLING, L.P. - TEXAS
UTICO, INC. - DELAWARE
UTICO HARD ROCK BORING, INC. - DELAWARE